EXHIBIT 5.1

                                        July 17, 2002

Biomasse International, Inc.
4720 Boulevard Royal
Suite 103
Trois-Rivieres-Ouest
Quebec, Canada G9A 4N1

Gentlemen:

          We have acted as counsel to Biomasse International, Inc., a Florida corporation (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") relating to the offering of an aggregate of 20,000,000 shares of the Class B common stock, par value $.001 per share, of the Registrant (the "Shares"), to Douglas G. Furth ("Furth") and Sarah R. Speno ("Speno"), as consultants to the Registrant, pursuant to that certain Consulting Agreement dated as of June 12, 2002 (the "Furth Agreement") by and between Furth and the Registrant, and that certain Consulting Agreement dated as of June 12, 2002 (the "Speno Agreement", and, collectively with the Furth Agreement, the "Agreements") by and between Speno and the Registrant.

          In rendering the opinions expressed below, we have examined originals or copies, satisfactory to us, of (i) the Registration Statement, (ii) the Registrant's Certificate of Incorporation, (iii) the Registrant's By-laws, (iv) resolutions of the Registrant's board of directors approving the Agreements (items (ii) through (v) will be referred to collectively as the "Organizational Documents") and (v) the Agreements. We have also reviewed such other matters of law and examined and relied upon all such corporate records and all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

          Our opinion is limited to the date hereof and we do not in any event undertake to advise you of any facts or circumstances occurring or coming to our attention subsequent to the date hereof. Whenever any opinion of ours refers to or includes the performance of any obligation or the issuance of any instrument or certificate after the date hereof, it is based on our assumption that: (a) all relevant facts and circumstances will be the same at such future time as we believe them to be on the date hereof (except as noted in the next clause (b));
(b) each  party  will have

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taken all future or further actions necessary or appropriate thereto; and (c) no changes will have occurred in any of the Registration Statement, the Agreements, the Organizational Documents, or other relevant certificates and documents, applicable law, trade usage or course of dealings.

          Finally, we are counsel admitted to practice in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York and the securities laws of the United States of America. For purposes of the opinions set forth herein we have assumed that the substantive laws of the State of Florida with respect to the valid issuance of stock are the same as those of the State of New York.

          Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Agreements will be, when issued pursuant to the provisions of the Agreements, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of a copy of this opinion as an exhibit to the Registrant's Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act.


                                       Very truly yours,

                                       /s/ JENKENS & GILCHRIST PARKER CHAPIN LLP